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                                    EXHIBIT B

                             JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G filed herewith and any amendments thereto, relating to the common stock, $0.01 par value, of Tower Group, Inc., is, or will be, filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement.

Dated:  September 30, 2005


                                HCC INSURANCE HOLDINGS, INC.


                                By:   /s/ CHRISTOPHER L. MARTIN
                                    --------------------------------------------
                                        Christopher L. Martin
                                        Executive Vice President

                                HOUSTON CASUALTY COMPANY


                                By:  /s/ CHRISTOPHER L. MARTIN
                                   ---------------------------------------------
                                        Christopher L. Martin
                                        Executive Vice President